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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                          Racing Champions Corporation
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             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                   36-4088307
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

800 Roosevelt Road, Building C,
Suite 320, Glen Ellyn, IL                                 60137
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration   If this Form relates to the
of a class of debt securities and is       registration of debt securities and
effective upon filing pursuant to          is to become effective
General Instruction A(c)(1) please         simultaneously with the effectiveness
check the following box. / /               of a concurrent registration
                                           statement under the Securities Act
                                           of 1933 pursuant to General
                                           Instruction A(c)(2) please check
                                           the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class to be          Name of Each Exchange on Which
              so Registered                Each Class is to be Registered
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                  None                                  None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
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                                (Title of class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered.

             The description of the registrant's Common Stock, par value
             $0.01 per share, is incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 333-22493) (the "Registration Statement") under the heading "Description of Capital Stock."

Item 2.      Exhibits.

             The information required by this item is incorporated by reference to Exhibits 3.1, 3.2, 4.1 and 4.2 to the Registration Statement.


                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          RACING CHAMPIONS CORPORATION

Date: June 2, 1997                        BY /s/ Robert E. Dods
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                                             Robert E. Dods, President





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